Morgan Stanley Select Municipal Reinvestment Fund
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Aldin Ind.
School
District


03/21/01


$96.68


$2,000,000


2.60%


$82,434,982


2.43%

Morgan
Keegan
Greenville
S.C.
Hospital


03/21/01


$95.798


$2,000,000


2.60%


$101,075,000


1.98%
Salomon
Smith
Barney
Univ. of
N.C. at
Chapel Hill

01/18/01

$98.248

$750,000

0.96%

$89,930,000

0.83%

Lehman
Brothers
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